MEMORANDUM OF AGREEMENT


     1. Form of Player Contracts. Attached as Exhibit A is Topps's present form of agreement with Baseball Personnel ("Player Contract"). Topps agrees in the future, until January 31, 2002, to use only Exhibit B (attached) as the form of its licensing contracts with Baseball Personnel, and Exhibit C (attached) as its form of Extension Agreement, except to the extent it is signing Non-Major Leaguers pursuant to that certain Agreement between Topps and MLBPA dated November 19, 1992.

     2. Amendment of Present Player Contracts. Topps agrees to amend its present contracts with Baseball Personnel for the rights involved in Exhibits A or B, beginning with the baseball season of 1998, in accordance with the form attached hereto as Exhibit B. Each of Topps's present contracts with Baseball Personnel in the form of Exhibit A shall be deemed to be amended to conform to the provisions of Exhibit B without the necessity of either party executing a new contract. The rights of any Baseball Personnel who have signed a contract with the form of Exhibit A who thereafter refuse to sign a contract with the form of Exhibit B or an extension in the form of Exhibit C will continue to be governed by the contract in the form of Exhibit A until that contract expires.

     3. Standstill Agreement. The Major League Baseball Players Association agrees that it will not interfere with Topps's contracts with Baseball Personnel, its procurement of such contracts, or its extensions or renewals of such contracts at any time prior to January 31, 2002, provided that Topps does not enter into, extend or renew contracts other than in the form of Exhibit B and Exhibit C, and does not seek to extend or renew contracts so as to place players under contract for more than four (4) future baseball seasons.

     4. Duration of Player Contracts. The Player Contracts, as well as the Extension Agreements and this Agreement, refer at various places to a prohibition on Topps placing players under contract for more than four (4) future baseball seasons. The parties anticipate that, in accordance with past practice, Topps will be signing contracts and extension agreements with players at various times during the year. It is the parties' mutual understanding that, if such a document is signed during a baseball season, the baseball season then in progress will not be counted as one of the four "future" years for purpose of interpreting this language. The effect of this interpretations will be to permit Topps to sign contracts and extension agreements with players during the season for one year longer than if, in accordance with Topps's normal practice, they had signed during the immediately preceding spring training. For players signed in season, four "future" baseball seasons will be interpreted to mean the season currently in progress plus four seasons into the future. As an example, a player's original Topps contract expires at the end of 2001 season. During the 1999 season, he signs an extension agreement with Topps. The extension agreement can permissibly extend the player's contract for two additional future seasons (2002 and 2003), whereas if he had signed the extension in spring training it would be for only one season (2002).

     5. Posters and Similar Items. Paragraph 1 of the Player Contract grants to Topps the right to use multiple players' pictures in sheets which contain groups of images. What is contemplated here is that Topps shall have the right to publish proof sheets of its picture card items, and products similar in format, but not posters, team photographs or other products which have been designed specifically to take advantage of this grant of rights. In other words, the language is designed as a convenient adjunct to the grant of rights for picture cards, not as an entirely separate grant of rights.

     6. Paragraph 2(d) of the Player Contract. This paragraph contains various restrictions upon Topps' ability to use the rights granted in paragraph 1. It is understood between the parties that paragraph 2(d) is not in itself a vehicle for the grant of any rights whatsoever to Topps and Does not expand Topps's rights granted in paragraph 1 by virtue of any negative implication.

     7. Unsigned Players. There are at present in the Major Leagues a handful of players who have never signed agreements with Topps, and there may in the future be similar players. This letter will confirm that the MLBPA does not and will not contend, while its agreement with Topps is in force, that its Commercial Authorization Agreements prevent Topps from attempting to enter into contractual arrangements with such players. By the same token, of course, the MLBPA does not in any regard warrant that those players will sign contracts with Topps (but, as provided in Section 3 above, it will not interfere with Topps's efforts to sign them).

     8. Coaches and Managers. It is the intention of both parties to continue past practice with regard to coaches and managers. There are some such individuals who are not members of the MLBPA and do not participate in the MLBPA's group licensing program. As in the past, upon request, the MLBPA will identify those individuals to Topps, and Topps will make separate arrangements with them, if it desires, concerning the use of their pictures and any payments to be made to them therefor.

     9. Power of Arbitrators. It is expressly understood that the choice of New York law to govern the Player Contracts means that the parties intend to be governed by the arbitration provisions of the New York Civil Practice Law and Rules, Article 75, as they may be in force at the time of arbitration. This law, among other things, confers subpoena power on an arbitrator.

     10. Royalty Reports. Topps shall furnish the MLBPA with interim royalty reports three (3) times a year (June 15, September 15, December 15) plus a final report on February 1. Interim report dates coincide with interim payments except that the June 15 report may be made 15 days after the June 1 payment. Royalty reports will be in form mutually acceptable to MLBPA and Topps, which shall generally confirm to Exhibit D attached hereto. The June 15 and February 1 reports will include:

     (a) Names of players entitled to payment for the period in question under paragraphs 4(b)(i) and (ii) of Player Contracts, as extended;

     (b) Termination  dates of Player  Contracts;

     (c) Direct payments due to or earned by players under paragraphs 4(b)(i) and (ii) of Players Contracts;

     (d) Gross sales of licensed product broken down by product and country of sale;

     (e) Returns;

     (f) Discounts and allowances made to customers;

     (g) Net sales;

     (h) Net royalties accrued; and

     (i) Royalty or guaranty payments made to the MLBPA. The September 15 and December 15 reports may be limited to items 4 through 8.

     11. Audit Reports. Topps shall make available to the MLBPA's certified public accountant whatever books and records are reasonably necessary to perform the audit. The certified public accountant, in turn, will hold confidential all information he receives except to the extent of reporting to the MLBPA on whether or not, in his professional judgment, Topps has made the payments it is required to make and verifying (or not) compliance with the terms of the Player Contracts and the Agreement.

     If the MLBPA's certified public accountant determines that Topps has failed to make any required payments, and Topps disputes that determination, the MLBPA's officers and Executive Board will be entitled to have access to complete audit information, subject to the duty of confidentiality contained in Paragraph 6 (a) of the Player Contract.

     The MLBPA may and shall inform its player-members about the royalties paid by Topps as that information is provided to the MLBPA by Topps or in the report of its certified public accountant.

     12.   Promotional   Commitment.   [Information   subject  to  request   for
confidential treatment.]

                                      MAJOR LEAGUE BASEBALL PLAYERS ASSOCIATION

                                      By:_______________________________________

                                      Date:_____________________________________

                                      THE TOPPS COMPANY, INC.

                                      By:_______________________________________

                                      Date:_____________________________________

                                    EXHIBIT B


                                                      #_________________________
PLAYER'S NAME __________________________________________________________________

                   BASEBALL PLAYER'S PICTURE LICENSE AGREEMENT

     Definitions: "Topps," when used herein, shall refer to The Topps Company, Inc., its wholly-owned subsidiaries, licensees to which it may assign territorial licenses outside the continental United States (including Alaska and Hawaii), and its successors and assigns.

     "MLBPA," when used herein, shall refer to the Major League Baseball Players Association, its successors, or any agent chosen to hold the rights granted herein by a majority of major league baseball players who are parties to agreements similar to this Agreement.

     1. Grant of right: In consideration of the payments provided for below, and subject to the exclusions and provisos in paragraph 2 below, I hereby grant to Topps the right to print, reproduce, publish, distribute and sell (collectively "use") my name, picture, facsimile signature and a description and/or biographical sketch of me, or any of them (collectively, my "baseball picture") in the form of two or three dimensional pictures, trading cards, postcards, stickers, stamps, pressure-sensitive transfers, or decals, each in a size no larger than fifty square inches, and in larger sheets consisting of groups of images, no one of which is larger than thirty-five square inches, or in the form of medallions or coins, in molded metal or plastic, each capable of fitting into a container with a capacity of four cubic inches or less and no dimension greater than four inches, together with the baseball pictures of other baseball players.

     (a) exclusively, in combination with chewing gum and candy or either of them, in the Western Hemisphere, the territories and possessions of the United States, and the Philippines, except as provided in paragraph 2(b).

 (b)
nonexclusively, without accompanying items. Except as provided herein, this grant of rights shall preclude Topps from using and shall permit me to license others to use my baseball picture together with any item other than gum or candy. Topps may use my baseball picture together with incidental items, such as game cards, whose cost is less than 20% of the cost of the baseball pictures with which it is combined and whose function is to differentiate the package from other packages. Should Topps seek to offer an incidental item which does not consist of gum or candy and which varies substantially from the game cards which Topps has traditionally employed, Topps shall furnish a sample thereof to the MLBPA at least 30 days prior to the first such sale. I direct the MLBPA, within 30 days, to notify Topps whether the proposed item is confusingly similar to an item which is being used, or is under active current consideration for use, in combination with my baseball picture, by any other person duly authorized by me, or is detrimental to my image as a baseball player. I direct the MLBPA not unreasonably to withhold its consent to such use. Failing such notification, Topps shall be free to sell my baseball picture in combination with the proposed item. Topps agrees that the inclusion of such incidental items by others in combination with my baseball picture in a package they otherwise have rights to sell will not violate Topps' rights under this Agreement, except to the degree that such incidental item is confusingly similar to an item used by Topps.

     (c) Nothing herein shall preclude Topps from distributing collector aids, such as albums for stamps, display cases for trading cards, and similar items, either alone or in combination with products to which I have granted rights under paragraphs 1(a) or 1(b).

     These rights are granted for the term of this Agreement and any extensions or renewals thereof. These rights are granted throughout the world. The rights granted herein shall not constitute a testimonial or endorsement of Topps' products. I shall not endorse any bubble gum product other than Topps.

     2. Exclusions and provisions:(a) Nothing herein shall interfere with my ability to grant rights with regard to the use of my baseball picture for club publicity purposes as provided in the Basic Agreement between the Major League Baseball Players Association and Major League Baseball, as that Basic Agreement may be amended hereafter, provided, however, that this paragraph shall not be interpreted as a grant of rights to any major league baseball club.

     (b) Nothing herein shall interfere with my ability to grant to others the non-exclusive right to publish or distribute my baseball picture with candy in a package which contains at least 1 1/2 ounces of candy for each baseball picture and a total of no more than six baseball pictures.

     (c) Nothing herein shall interfere with my ability to grant to others exclusive rights (or, in connection with medallions or coins, non-exclusive rights) with regard to my baseball picture to be sold in any form at an actual retail sales price in excess of $4.00 per image.

     (d) Nothing herein gives Topps the right to sell my baseball picture in any form to any person for use as a premium in combination with any product or service unless the user has obtained from me the right to publish my baseball picture in combination with that product or service. Nothing herein gives Topps the right to sell my baseball picture in combination with any branded product or service unless the brand is Topps' or its licensee's own, or to use the rights granted herein in combination with any trademark or trade name other than one owned by Topps or an establishment which sells Topps products. Nothing herein gives Topps the right under any circumstances to use my baseball picture for the promotion or advertisement of alcohol, tobacco or any otherproduct or service which would be detrimental to my image as a baseball player.

     (e) Subject to the MLBPA's approval of the identity of the licensee and its financial responsibility, which shall not unreasonably be withheld and which shall be deemed granted if the MLBPA does not refuse approval after thirty days written notice, Topps shall have the power to license to others the territorial rights outside the continental United States with regard to use of rights granted to it under this Agreement, provided, however, that Topps may only have a single licensee in any territory and shall be responsible as a guarantor for all payments to be made to me or for my account as a result of sales made by its licensees.

     (f) Topps may assign to another all, but not less than all, of the rights granted to it under this Agreement upon 60 days prior notice to the MLBPA, provided, however, that if (i) Topps purports to assign these rights to any person or entity which has the power to act for the owners of a majority interest in a Major League Baseball Club ("Baseball Club"), or (ii) any person or entity which has the power to act for the owners of a majority interest in a Baseball Club shall obtain control of these rights or any portion thereof by the acquisition of a majority interest in Topps, its successors or assigns, the rights will automatically terminate and revert to me ninety days after written notice to Topps by the MLBPA, unless within that time the rights are assigned to another not in control of a Baseball Club or the holder of these rights assigns control of the Baseball Club to another. In the event of a termination of rights under this paragraph, Topps shall have no further obligation to make payments under paragraphs 4(b), 4(c) or 4(d) except for payments already earned at the time the rights terminate.

     3. Player's representations: I have reached majority. I have the full right to enter into this Agreement. I have not heretofore granted to others the rights or any part of the rights granted to Topps hereunder. I shall not during the term of this Agreement, or any extension or renewal thereof, enter into any agreements with others conflicting with the rights granted herein, whether such grant of rights to others be for the term of this Agreement or any part thereof, or whether they be for a time commencing after the expiration of this Agreement, except that during the final year of this Agreement as extended or renewed I may grant such rights for a time commencing after the expiration of this Agreement.

     4. Payment: (a) initially, Five ($5.00) Dollars by check to me in hand, receipt of which I hereby acknowledge.

     (b) Periodic guaranteed lump sum payments: (i) For each Baseball Season during the term of this Agreement and any extensions or renewals thereof during which I am retained as an active, eligible member of a Major League Baseball Club for the first 31 consecutive days of the Championship Baseball Season

("Baseball Season") without interruption, or my picture is used, Topps shall, no later than June 1 in every such year, pay me Five Hundred Dollars ($500) and pay the MLBPA Two Hundred Fifty Dollars ($250) and (ii) if I am a baseball player, Topps shall also pay me an extension bonus of Seventy-Five Dollars ($75) per year of extension each time I extend this Agreement for an additional term of years pursuant to Topps' policy of attempting to extend its contracts with baseball players in order to keep baseball players under contract for up to four Baseball Seasons in advance. This extension bonus will be in addition to any royalties payable under paragraph 4(c) or minimum royalties payable under paragraph 4(d).

     (c) Annual royalties:During any Baseball Season in which I have at least one day of Major League service or any year in which my picture is used by Topps, Topps shall pay on my account to the MLBPA, for inclusion in and distribution in accordance with its group licensing program, a sum for each Baseball Season during the term of this Agreement and any extensions or renewals thereof, consisting of my pro rata portion of the total amount of a royalty of [Information subject to request for confidential treatment.] of Topps' net sales (hereinafter defined) made in the calendar year of any such Baseball Season. To the extent this payment exceeds the minimum guaranteed royalty provided for in paragraph 4(d), payment is due during banking hours on a regular business day no later than February 1 of each year for the previous Baseball Season. "Topps' net sales" shall mean all sales of Topps' products employing the rights provided for in Topps' contracts with major league baseball players, managers, coaches and trainers, less discounts, returns and allowances made to customers.

     (d) Guaranteed minimum royalties: If I am eligible for payment under paragraph 4(b) (i), Topps shall pay the greater of Fifteen Hundred Dollars ($1,500) or two-thirds of the average of total royalties earned for each player under paragraph 4(c) during the preceding three Baseball Seasons, which shall include any amount paid to me or the MLBPA under paragraph 4(b) (i). Payments under this paragraph 4(d) will be made whether or not they are earned as royalties. To the extent they exceed the amount payable to me and to the MLBPA under paragraph 4(b) (i), these minimum guaranteed royalty amounts shall be payable to the MLBPA on my account in two equal installments on the fifteenth day following the close of Topps' quarterly accounting periods ending closest to September 1 and December 1 in each year.

     (e) It is understood that I shall have the option to accept merchandise or other things of value offered by Topps in lieu of cash payments to me under paragraph 4(b). The value of said merchandise shall be deemed to be the value set forth in Topps' catalog which shall be submitted to me for selection. Topps shall provide copies of the catalog to the MLBPA in advance of their use.

     5. Term of contract: This Agreement shall be effective as of the date hereof, and shall bind both me and Topps (subject to paragraph 2(e) and paragraph 7) for four full Baseball Seasons in which payment becomes due to me under paragraph 4(b). In no event shall this Agreement, as it may be renewed or extended hereafter, ever bind me, at any point in time, for more than four such Baseball Seasons into the future. Unless renewed or extended, this Agreement shall automatically terminate on October 31 in the year of the last Baseball Season for which it binds me, or one year following my retirement from active uniformed service in professional baseball, whichever is earlier. If this Agreement terminates at a time when Topps has on hand stocks of my baseball picture which it has been licensed to print and reproduce under this Agreement, but which have not yet been sold, Topps may continue to sell off such stocks for a period of four months.

     6. Rights and Duties of the MLBPA: (a) Generally: Effective at such time as I first become eligible for payment under this Agreement, I hereby designate and authorize the MLBPA to act as my agent in connection with the interpretation and enforcement of this Agreement; to renegotiate this Agreement as provided in paragraph 6(b); to receive annual royalty statements and statements of my account from Topps in the form mutually agreed between Topps and the MLBPA; to inspect and audit Topps' books and records, including this Agreement and any documents concerning its duration, terms or extensions; and to collect on my behalf all royalties referred to herein. I may withdraw this authorization at any time. Topps agrees to maintain detailed records of its net sales, and to provide the MLBPA with periodic statements thereof in the agreed form, and to permit the MLBPA through an independent certified public accountant to conduct annual audits and inspections of Topps' books and records, in order to verify the amount of total sales subject to royalty, and the amounts of other payments due under this Agreement as extended. Topps further agrees to remit royalties and other payments hereunder to the MLBPA on my behalf. It is a material condition of Topps' agreements hereunder that the MLBPA and its certified public accountant keep strictly confidential any information obtained by either of them from Topps' royalty reports or from the exercise of the rights of audit, and not disclose such information directly or indirectly to any person in any way except as may be mutually agreed or required by law, or in arbitration proceedings under paragraph 12(b) hereof.

     (b) Periodic renegotiation of royalty rates: To the extent that this Agreement, as renewed or extended, may be in force, I hereby authorize the MLBPA to enter into negotiations with Topps on August 1, 2001 and every three years thereafter to readjust, for the succeeding three years, the royalty rates and guaranties under this Agreement and other agreements of baseball players with Topps to reflect changes, if any, in the value of the rights granted to Topps under those agreements. If Topps and the MLBPA cannot agree upon such rates and guaranties within 120 days, the issues presented for negotiation will be submitted to binding arbitration in accordance with paragraphs 12 and 13 below. I understand that this paragraph may lead to either an increase or a decrease in the payments to which I may be entitled under this Agreement. The increase or decrease in any royalty rate will be limited to no more than a twelve percent (12%) change in such rate; the increase or decrease in any guaranty will be limited to no more than a 25% change in the dollar amount of such guaranty.

     7. Failure to achieve guaranteed levels of sales: In the event the total dollar amount of Topps' net sales shall fall below the levels sufficient to earn each individual play One Thousand Dollars ($1,000) for a full Baseball Season in annual royalties under paragraph 4(c) hereof, for each of two consecutive years (unless excused by the operation of paragraph 8), the exclusive rights granted to Topps hereunder shall automatically become non-exclusive as of December 1 of the second year. In the event Topps' rights become non-exclusive by operation of this paragraph, Topps shall have no obligation to make further payments under paragraph 4(d) except for payments already earned at the time of the rights become non-exclusive.

     8. Unforseen contingencies: Acts of war, public disorder or nature, accidents to plant or machinery, orders of courts or governments or their bureaus or departments, the interruption of the Major League Baseball Season, strikes, or failure of usual sources of supply material, or any contingency beyond the control of Topps, whether related or unrelated, or similar or dissimilar to any of the forgoing, shall be sufficient reason for nonpayment by Topps of amounts otherwise payable under paragraph 4(d), but only to the extent caused by said condition; notwithstanding such condition or nonpayment, this Agreement in all other respects shall continue in full force and effect.

     9. Topps' right of enforcement: Topps shall have the right independently of the MLBPA, to enforce this Agreement upon my behalf as against any third party which Topps believes is infringing the rights granted to it hereunder, provided, however, that Topps will give the MLBPA reasonable notice of its intention to enforce this Agreement and that if there is a bona fide dispute between Topps and the MLBPA as to whether Topps has the rights in question, such dispute shall first be resolved by arbitration in accordance with paragraph 12(a).

     10. Noninterference with rights of third parties: If this Agreement is in conflict with any prior agreement that I may have signed, validly granting to another some or all of the rights to my baseball picture as defined herein, (a) to the extent the prior grant of rights is exclusive, this Agreement shall be inoperative to grant Topps such rights for any period of time in which they have been validly granted to another, but shall otherwise be in full force and effect; (b) to the extent the prior grant of rights is nonexclusive, the rights granted in paragraph 1 hereof shall be subject only to the rights already granted; and (c) if Topps chooses to publish or sell my baseball picture in any form, Topps shall have the obligation to make payments to me or on my behalf to the full extent provided in paragraph 4 hereof, notwithstanding that some person other than Topps may also possess rights to my baseball picture by virtue of my prior grant or rights.

     11. Governing law: The Agreement shall be governed by the laws of the State of New York.

     12. Arbitration: All disputes concerning the following matters shall be submitted to arbitration in accordance with the procedures outlined in paragraph
13. No other disputes arising out of the Agreement shall be considered arbitrable.

     (a) Whether a particular product or product combination is, or is not, within the scope of the rights granted to Topps under paragraphs 1 and 2.

     (b) What payments are properly owing for any year under the terms of paragraphs 4(b), (c) and (d) and (if applicable) paragraph 8.

     (c) What royalty rates and guaranties properly reflect changes in the value of the rights granted hereunder, if agreement cannot be reached pursuant to paragraph 6(b).

     13. Arbitration procedure: (a) Within ten days after a notice of intention to arbitrate is served, the MLBPA and Topps shall each select one arbitrator with a residence or office within 25 miles of New York City.

     (b) Within twenty days thereafter, the two arbitrators so selected shall agree upon the appointment of a third arbitrator with a residence or office within 25 miles of New York City. Failing such agreement either Topps or the MLBPA shall promptly make an appropriate application for the judicial appointment of a third arbitrator.

     (c) The three arbitrators so selected shall meet in New York City and hold such hearings as they deem appropriate and at which the parties shall submit such evidence as the arbitrators deem appropriate.

     (d) The cost of the arbitration shall be shared equally by Topps and the MLBPA with each side to bear its own attorneys' fees.

     (e) Any award rendered by the arbitrators may be confirmed and reduced to judgment in any court of competent jurisdiction in the State of New York.

     I have received a copy of this Agreement.

x                                                  x
----------------------------------------------    ------------------------------
Player's signature                                 Date

x
----------------------------------------------
Player's Social Security #


THE TOPPS COMPANY, INC.



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(Authorized Agent)                                 Date




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Home address:                                      Consent of Parent or Guardian
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                                    EXHIBIT C

                               EXTENSION AGREEMENT

     1. I have previously earned payments under paragraph 4(b) of the Baseball Player's Picture License Agreement ("License Agreement") between me and The Topps Company, Inc. ("Topps") (as extended, if previously extended).

     2. Topps now has the right to publish my baseball picture under the License Agreement (as extended, if previously extended) for ________ baseball season(s) into the future, including the ________ baseball season.

     3. By this Extension Agreement, I hereby agree to extend my License Agreement for ________ additional baseball season(s).

     4. As a result of this Extension Agreement, my License Agreement shall expire on January 31, ________, except that for any year in which I am not entitled to payment under paragraph 4(b) of the License Agreement, that expiration date shall be extended for one year.

     5. This Extension Agreement is without effect to the degree it extends my License Agreement for more than four future baseball seasons.

     6. In return for this Extension Agreement, Topps has paid me $__________ ($75 per year of extension), [receipt of which I hereby acknowledge].

     I have received a copy of this Extension Agreement.

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Player's signature                                     Date


THE TOPPS COMPANY, INC.


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(AUTHORIZED)                                           Date


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